For Immediate Release

Contacts:	Wyeth: Media Contacts: Gerald Burr Wyeth Pharmaceuticals (484) 865-5138 Douglas Petkus Wyeth (973) 660-5218 Investor Contact: Justin Victoria Wyeth (973) 660-5340	Progenics Pharmaceuticals, Inc.: Richard W. Krawiec, Ph.D. Vice President Corporate Affairs (914) 789-2800 rkrawiec@progenics.com

WYETH AND PROGENICS PHARMACEUTICALS ANNOUNCE
DEVELOPMENT PLANS FOR METHYLNALTREXONE

- Treatment platform comprising three formulations targets opioid-induced bowel dysfunction and post-operative bowel dysfunction -

Madison, NJ and Tarrytown, NY - June 6, 2006 - Wyeth Pharmaceuticals, a division of Wyeth (NYSE:WYE), and Progenics Pharmaceuticals, Inc. (NASDAQ: PGNX) today announced their plans for the further development of methylnaltrexone. Methylnaltrexone is an investigational drug that is being studied as a treatment for the peripheral side effects of opioid analgesics, without interfering with pain relief. Methylnaltrexone is being developed in three dosage forms: subcutaneous and oral forms as treatment platforms for opioid-induced bowel dysfunction, and an intravenous form for post-operative bowel dysfunction. In December 2005, Wyeth and Progenics Pharmaceuticals entered into a collaboration to develop and commercialize methylnaltrexone.

“In the five months that Wyeth and Progenics Pharmaceuticals have been working together on methylnaltrexone, we have significantly advanced its clinical, regulatory and commercial development,” said Robert R. Ruffolo, Jr., Ph.D., President, Wyeth Research and Senior Vice President, Wyeth. “The collaboration has been working with agility and speed making important progress in shaping the clinical development of all three forms of methylnaltrexone. Opioid-induced and post-operative bowel dysfunctions represent serious medical needs for which there are currently no approved prescription therapies. As methylnaltrexone achieves clinical and regulatory milestones, we plan to communicate our progress regularly.”

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Opioid-induced bowel dysfunction
Opioid analgesics such as morphine are widely used to treat patients with moderate to severe pain. However, opioid use often results in opioid-induced bowel dysfunction (OBD), a combination of symptoms including constipation, nausea, abdominal discomfort, bloating and loss of appetite. OBD occurs when opioids bind to mu-opioid receptors in the gut, reducing gastrointestinal motility. The consequences are not only distressing, but may be severe enough to interfere with adequate pain control.

OBD in advanced illness: Subcutaneous administration
Progenics Pharmaceuticals has completed two phase 3 clinical trials in advanced illness patients with OBD using a subcutaneous form of methylnaltrexone. In early 2007, the companies plan to submit a New Drug Application (NDA) to the United States Food and Drug Administration (FDA) for this indication. If the NDA is approved, Wyeth plans a United States market launch soon thereafter. Following the United States submission, Wyeth plans to complete regulatory filings in Europe and the rest of the world for subcutaneous methylnaltrexone.

Approximately 1.7 million patients in the United States have terminal diseases such as advanced cancer, cardiopulmonary disease or AIDS, some of whom receive opioids for pain control. For those who develop OBD, there is an important unmet medical need. Laxatives and stool softeners are often ineffective in relieving the constipation that is part of OBD, and do not address the other symptoms of OBD.

In 2006, Progenics Pharmaceuticals and Wyeth plan to initiate studies of subcutaneous methylnaltrexone in patients with OBD other than those with advanced illness.

Post-operative bowel dysfunction: Intravenous administration
Progenics Pharmaceuticals conducted a phase 2 study of intravenous methylnaltrexone in patients who had undergone segmental colectomies. In 3Q 2006, Progenics Pharmaceuticals plans to initiate a United States pivotal phase 3 study in patients at high risk for developing post-operative bowel dysfunction (POBD), and Wyeth plans to initiate additional studies abroad. An NDA submission is planned for the intravenous form of methylnaltrexone in late 2007 or early 2008.

POBD is a major contributor to prolonged hospital stays and therefore represents an important cause of increased health care costs. Because many post-operative patients might not tolerate oral medications, intravenous methylnaltrexone could be an important therapy for these subjects.

OBD in chronic pain: Oral administration
Progenics Pharmaceuticals has completed two, phase 1 clinical studies of oral methylnaltrexone in healthy volunteers. Wyeth is also conducting an ascending multiple-dose oral study to examine the safety, tolerability, and pharmacokinetics of methylnaltrexone in healthy subjects, which began earlier this year using an improved formulation of oral methylnaltrexone developed by Wyeth. Global pivotal clinical studies for the oral formulation will be conducted by Wyeth and will begin in 3Q 2006. Wyeth has primary responsibility for the clinical studies and regulatory filings of oral methylnaltrexone. An NDA submission is planned for the oral form of methylnaltrexone in the United States in late 2008 or early 2009.

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There are several million patients in the United States receiving chronic opioid therapy for lower back pain, arthritis, neuropathic pain, and other painful conditions. OBD is a common side effect of opioids, which can affect health status and interfere with pain management.

Company Profiles
Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products and nonprescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare, and Fort Dodge Animal Health.

Progenics Pharmaceuticals, Inc., of Tarrytown, NY is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward symptom management and supportive care and the treatment of HIV infection and cancer. The Company has four product candidates in clinical development and several others in preclinical development. The Company, in collaboration with Wyeth, is developing methylnaltrexone for the treatment of opioid-induced side effects, including constipation and post-operative bowel dysfunction. In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV coreceptor CCR5 (in phase 1b studies). In addition, the Company is conducting research on ProVax, a novel prophylactic HIV vaccine. The Company is developing in vivo immuno-therapies for prostate cancer, including a human monoclonal antibody-drug conjugate directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also developing a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.

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WYETH DISCLOSURE NOTICE: The statements in this press release that are not historical facts are forward-looking statements based on current expectations of future events that involve risks and uncertainties including, without limitation, risks associated with the inherent uncertainty of the timing and success of pharmaceutical research, product development, manufacturing, commercialization, economic conditions including interest and currency exchange rate fluctuations, changes in generally accepted accounting principles, the impact of competitive or generic products, trade buying patterns, wars or terrorist acts, product liability and other types of lawsuits, the impact of legislation and regulatory compliance and obtaining reimbursement, favorable drug pricing, access and other approvals, environmental liabilities, and patent, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports, including current reports on Form 8-K, quarterly reports on Form 10-Q and the annual report on Form 10-K, filed with the Securities and Exchange Commission. Actual results may vary materially from the forward-looking statements. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

PROGENICS DISCLOSURE NOTICE: The information contained in this document is current as of June 6, 2006. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words ‘anticipates,’ ‘plans,’ ‘expects’ and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.

Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor’s Note:
Additional information on Progenics available at http://www.progenics.com
Additional information on Wyeth available at http://www.wyeth.com